Exhibit 5.1

February 11, 2015

Threshold Pharmaceuticals, Inc.

170 Harbor Way, Suite 300

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as counsel to Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of an indeterminate number of securities of the Company as shall have an aggregate offering price not to exceed $187,796. The Registration Statement incorporates by reference the registration statement on Form S-3 (No. 333-195084), which was declared effective on April 17, 2014 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”). The Registration Statement, including the Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of:

•	shares of common stock (the “Common Stock”), par value $0.001 per share, of the Company, issuable pursuant to the Prospectus (as supplemented from time to time by one or more Prospectus Supplements) (the “Shares”);

•	preferred stock purchase rights (the “Rights”) associated with the Shares to be issued pursuant to that certain Preferred Shares Rights Agreement, dated as of August 8, 2006, as amended (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Agent”); and

•	warrants issuable pursuant to the Prospectus (as supplemented from time to time by one or more Prospectus Supplements) to purchase shares of Common Stock (“Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the form filed as Exhibit 4.12 to the Prior Registration Statement (each, a “Warrant Agreement”).

The Shares and associated Rights and the Warrants are referred to herein collectively as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to either or both of Rule 415 and Rule 462(b) under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-2000 T: (415) 693-2000 F: (415) 693-2222 www.cooley.com

Threshold Pharmaceuticals, Inc.

Page Two

In rendering this opinion, we have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; and (v) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Shares (or Shares issuable upon the exercise of the Warrants) is in an amount that is not less than the par value of the Common Stock, and that, prior to any offering and sale of the Securities, the Company’s board of directors (the “Board”), including any appropriate committee appointed thereby, will duly authorize the price at which the Securities are to be issued and sold. With respect to our opinion as to the Warrants, we have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the form filed as an exhibit to the Registration Statement or incorporated by reference therein. We have also assumed that with respect to any Shares being issued upon exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

This opinion also assumes, with your consent, that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, and that the Board has acted in a manner consistent with its fiduciary duties as required under applicable law in adopting the Rights Agreement. This opinion does not address whether the Board may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this opinion addresses corporate procedures in connection with the issuance of the Rights associated with the Shares, and not any particular provision of the Rights or the Rights Agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

Our opinion herein is expressed with respect to the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-2000 T: (415) 693-2000 F: (415) 693-2222 www.cooley.com

Threshold Pharmaceuticals, Inc.

Page Three

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	With respect to the Shares and associated Rights offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) if the Shares are to be sold pursuant to a purchase, underwriting or similar agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and related matters; (iv) the issuance and sale of the Shares do not violate any applicable law or the operative certificate of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the certificates for the Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Shares and associated Rights, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be duly authorized and validly issued, and the Shares will be fully paid and nonassessable.

2.	With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such applicable laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iv) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (v) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus and any Prospectus Supplement included in the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

Cooley LLP

By:	/s/ Chadwick L. Mills
Chadwick L. Mills

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-2000 T: (415) 693-2000 F: (415) 693-2222 www.cooley.com